Exhibit 10.19

THIRD AMENDMENT TO SECURITY AGREEMENT
(MTRI)

                           THIS THIRD AMENDMENT TO SECURITY AGREEMENT (MTRI) ("Third Amendment to Security Agreement") is made and entered into as of July 30, 2001 by and between MTR GAMING GROUP, INC., a Delaware corporation, party of the first part (hereinafter collectively referred to as "Debtor") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders and the Swingline Lender, all of which are defined in the Credit Agreement referred to below, party of the second part (hereinafter referred to, in such capacity, as "Secured Party").

R_E_C_I_T_A_L_S:

                           A.         Debtor and Secured Party executed, among other instruments, a Security Agreement (MTRI) dated December 20, 1999 (hereinafter the "Original Security Agreement").  The Original Security Agreement was amended by: (i) that certain First Amendment to Security Agreement (MTRI) (the "First Amendment to Security Agreement") dated June 1, 2000; and (ii) that certain Second Amendment to Security (MTRI) dated August 15, 2000.  The Original Security Agreement as so amended is collectively referred to herein as the "Existing Security Agreement".

                           B.          The Existing Security Agreement secures payment and performance under the following (among other obligations):

             (i)          That certain Amended and Restated Credit Agreement executed under date of August 15, 2000 (the "Existing Credit Agreement") by Debtor, Mountaineer Park, Inc., a West Virginia corporation, Speakeasy Gaming of Las Vegas, Inc., a Nevada corporation and Speakeasy Gaming of Reno, Inc., a Nevada corporation (collectively, "Existing Borrowers"), the Lenders party thereto (together with their successors and assigns, the "Lenders"), the Swingline Lender party thereto (together with its successors and assigns, the "Swingline Lender") and Secured Party, pursuant to which, among other things: (aa) the Lenders provided a reducing revolving credit facility to the Existing Borrowers with an initial maximum principal amount of Sixty Million Dollars ($60,000,000.00) (the "Existing Credit Facility"); and (bb) the Swingline Lender provided a swingline subfacility, under the Existing Credit Facility, in the maximum principal amount of Five Million Dollars ($5,000,000.00) (as it may be renewed, extended, amended, restated, replaced, substituted or otherwise modified from time to time, the "Swingline Facility");

             (ii)         That certain Amended and Restated Revolving Credit Promissory Note which was executed by Existing Borrowers under date of August 15, 2000 and is payable to the order of Secured Party in the principal amount of Sixty Million Dollars ($60,000,000.00), all for the purpose of evidencing Existing Borrowers' obligation (among other obligations) to repay amounts advanced under the Existing Credit Facility, together with accrued interest thereon (the "Existing RLC Note"); and

             (iii)        That certain Swingline Note which was executed by Existing Borrowers under date of August 15, 2000 and is payable to the order of the Swingline Lender in the principal amount of Five Million Dollars ($5,000,000.00), all for the purpose of evidencing Existing Borrowers' obligation (among other obligations) to repay amounts advanced under the Swingline Facility together with accrued interest thereon (as it may be renewed, extended, amended, restated, replaced, substituted or otherwise modified from time to time, the "Swingline Note").

                           C.          Concurrently, or substantially concurrent, herewith, Presque Isle Downs, Inc., a Pennsylvania corporation ("PIDI") and Existing Borrowers (collectively, "Borrowers") have entered into a First Amendment to Amended and Restated Credit Agreement with the Lenders, the Swingline Lender and Secured Party (the "First Amendment to Credit Agreement') pursuant to which, among other things: (i) PIDI has become a borrower under the Existing Credit Agreement, as amended thereby; and (ii) the maximum amount available for borrowing under the Existing Credit Facility has been increased from Sixty Million Dollars ($60,000,000.00) to Seventy-five Million Dollars ($75,000,000.00) (the "Commitment Increase"); with the Existing Credit Facility, as modified pursuant to the Credit Agreement, and as it may be further renewed, extended, amended, restated, replaced, substituted or otherwise modified, being collectively referred to herein as the "Credit Facility".

                           D.         Borrowers executed and delivered to Secured Party a Revolving Credit Note (Second Restated), which is dated concurrently, or substantially concurrent, herewith, in a maximum principal amount of Seventy-five Million Dollars ($75,000,000.00) (the "Restated RLC Note" and, as it may be renewed, extended, amended, restated, replaced, substituted or otherwise modified from time to time, the "RLC Note") for the purpose of restating the Existing RLC Note in order to provide, among other things, for the Existing RLC Note, as so restated, to evidence Borrowers' obligation to repay amounts advanced under the Credit Facility, together with accrued interest thereon.

                           E.          Debtor and Secured Party now wish to amend the Existing Security Agreement for the purpose, among other things, of: (i) reflecting the enactment of Revised Article 9, which is referred to below; (ii) providing record notice of the First Amendment to Credit Agreement, the Commitment Increase and the RLC Note; (iii) confirming that the Existing Security Agreement secures Borrowers' payment and performance under the Credit Agreement and the RLC Note; and (iv) to the extent that Borrowers' payment and performance under the Credit Agreement and the RLC Note may not be secured by the Existing Security Agreement, amending the Existing Security Agreement to so secure such payment and performance; (collectively, the "Security Agreement Modifications").
                           NOW, THEREFORE, for the purpose, among other things, of:  (i) amending the Existing Security Agreement; and (ii) providing for the Existing Security Agreement Modifications; all as hereinafter set forth, and for other good and valuable consideration, the parties hereto do agree as follows:

                           1.          Section 1.03 of the Existing Security Agreement is hereby amended to read, in its entirety, as follows:

             "Section 1.03.  Secured Obligations.  This Agreement secures, and the Collateral is security for, the following (collectively, the "Secured Obligations"):

                          (a)         Payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), of:  (i) the principal sum which is, at any time, advanced and unpaid under the Credit Facility (as defined in the Credit Agreement), not to exceed Seventy-five Million Dollars ($75,000,000.00) at any one time, all on a reducing revolving line of credit basis; (ii) interest and other charges accrued on said principal sum, or accrued on interest and other charges then outstanding under the Credit Facility (all including, without limitation, interest and other charges that would accrue on such obligations, but for the filing of a petition in bankruptcy with respect to any of the Borrowers); and (iii) any other obligations of Borrowers under the RLC Note referred to below; all according to the terms of a Revolving Credit Note (Second Restated) dated concurrently, or substantially concurrent, with the Third Amendment to Security Agreement, which is made by Borrowers and is payable to the order of Secured Party according to the tenor and effect of said Revolving Credit Note (Second Restated), and all renewals, extensions, amendments, restatements, replacements, substitutions and other modifications thereof (hereinafter collectively referred to as the "RLC Note").

                          (b)        Payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), of:  (i) the principal sum which is, at any time, advanced and unpaid under the Swingline Facility (as defined in the Credit Agreement), not to exceed Five Million Dollars ($5,000,000.00) at any one time, all on a revolving line of credit basis; (ii) interest and other charges accrued on said principal sum, or accrued on interest and other charges then outstanding under the Swingline Facility (all including, without limitation, interest and other charges that, but for the filing of a petition in bankruptcy with respect to any of the Borrowers, would accrue on such obligations); and (iii) any other obligations of Borrowers under the S/L Note referred to below; all according to the terms and conditions of a Swingline Note dated August 15, 2000, which is made by Existing Borrowers (and assumed by PIDI) and payable to the order of the Swingline Lender according to the tenor and effect of said Swingline Note, and all renewals, extensions, amendments, restatements, replacements, substitutions and other modifications thereof (hereinafter collectively referred to as the "S/L Note" and, together with the RLC Note, collectively referred to as the "Note").
                          (c)         Payment and performance of every obligation, warranty, representation, covenant, promise and agreement of Borrowers, or any of them, contained in that certain Certificate and Indemnification Regarding Hazardous Substances, which was executed by Borrowers and delivered to Secured Party under date of December 20, 1999, together with all extensions, renewals, amendments, restatements and other modifications thereof.

                          (d)        Payment and performance of every obligation, covenant, promise and agreement of Debtor contained in this Agreement or incorporated into this Agreement by reference, including any sums paid or advanced by Secured Party or any of the Banks pursuant to the terms hereof.

                          (e)         Payment of the expenses and costs incurred or paid by Secured Party or any of the Banks in the preservation and enforcement of the rights and remedies of Secured Party and the duties and liabilities of Debtor under this Agreement, including, but not by way of limitation, reasonable attorney's fees, court costs, witness fees, expert witness fees, collection costs, and reasonable costs and expenses paid by Secured Party or any of the Banks in performing for Debtor's account any obligation of said Debtor.

                          (f)         Payment of any sums which may hereafter be owing by Borrowers, or any of them, to any of the Banks or any of their affiliates, under the terms of any interest rate swap agreement, interest rate cap agreement, basis swap agreement, forward rate agreement, interest collar agreement or interest floor agreement to which Borrowers, or any of them, may be a party, or under any other agreement or arrangement to which Borrowers, or any of them, may be a party, which in each case is designed to protect Borrowers, or any of them, against fluctuations in interest rates or currency exchange rates with respect to any indebtedness secured by this Agreement.

                          (g)        Payment of additional sums and interest thereon which may hereafter be loaned to Borrowers, or any of them, pursuant to the Credit Agreement when evidenced by a promissory note or notes which recite that this Agreement is security therefor.

                          (h)        Performance and payment of every obligation, warranty, representation, covenant, agreement and promise of Borrowers, or any of them, which are contained in the Credit Agreement and in the Loan Documents which are defined therein."

                           2.          Article 9 of the Commercial Code (as defined in the Original Security Agreement), as in effect on the date of the Original Security Agreement ("Previous Article 9") has been amended pursuant to Sections 1 through 135 of Chapter 104, Statutes of Nevada 1999, at Page 281, et seq. in the State of Nevada, pursuant to W.Va. §§ 46–9–101, et seq., revised in the State of West Virginia and pursuant to §§ Del.C. 9-101, et seq., revised in the State of Delaware.  Previous Article 9, as so amended, is referred to herein as "Revised Article 9".  Grantor hereby additionally grants a security interest to Secured Party as security for the Secured Obligations, in and to the following collateral (the "Additional Collateral"), subject to the terms and conditions of the Existing Security Agreement, as amended hereby:

"All right, title and interest of Grantor, which is now owned or hereafter acquired in, and to, all present and future: (i) accounts; (ii) chattel paper; (iii) commercial tort claims; (iv) deposit accounts; (v) documents; (vi) equipment, inventory and other goods of any kind or nature; (vii) instruments; (viii) investment property; (ix) letter of credit rights; (x) money; (xi) general intangibles; and (xii) proceeds of any of the foregoing; all as defined by Revised Article 9."

The "Collateral" which is defined by the Existing Security Agreement is referred to herein as the "Existing Collateral".  The Additional Collateral shall be in addition to, and not substituted for, the Existing Collateral.

                           3.          All references herein, and in the Existing Security Agreement (as amended hereby) to:

                           "Agreement" shall be to the Existing Security Agreement as amended by the Third Amendment to Security Agreement.

                           "Collateral" shall mean a collective reference to the Existing Collateral and the Additional Collateral.

                           "Commercial Code" shall mean the Previous Article 9, as amended by Revised Article 9, and as it may hereafter be amended or recodified from time to time.

                           "Credit Agreement" shall mean the Existing Credit Agreement as amended by the First Amendment to Credit Agreement and as it may hereafter be renewed, extended, amended, restated or otherwise modified.

                           "Third Amendment to Security Agreement" shall have the meaning set forth by the preamble to this instrument.

                           4.          Except as set forth herein, the Existing Security Agreement shall remain unchanged and of full force and effect.

                           5.          This Third Amendment to Security Agreement may be executed in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument.  All such counterparts shall together constitute one and the same document.
             IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Security Agreement as of the day and year first written above.

DEBTOR:		SECURED PARTY:

MTR GAMING GROUP, INC., a Delaware corporation		WELLS FARGO BANK, National Association

By	/s/ Edson R. Arneault	By	/s/ Virginia S. Christenson

	Edson R. Arneault,		Virginia S. Christenson,
	President		Vice President

STATE OF WEST VIRGINIA	)
) ss
COUNTY OF	)

             The foregoing instrument was acknowledged before me on July ___, 2001, by EDSON R. ARNEAULT as President of MTR GAMING GROUP, INC.

Notary Public

STATE OF NEVADA	)
) ss
COUNTY OF CLARK	)

             The foregoing instrument was acknowledged before me on July ___, 2001, by VIRGINIA S. CHRISTENSON as Vice President of WELLS FARGO BANK, National Association.

Notary Public